SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CARRIZO OIL & GAS, INC.
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0415919 (I.R.S. Employer Identification No.)
1000 Louisiana Street, Suite 1500
HOUSTON, TEXAS 77002
TELEPHONE: (713) 328-1000
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Senior Notes
Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 19th day of May, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6
May 19, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

	Dollar Amounts
	In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$14,641
Interest-bearing balances		1,062
Securities:
Held-to-maturity securities		0
Available-for-sale securities		62,907
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		19,757
Securities purchased under agreements to resell		734
Loans and lease financing receivables:
Loans and leases held for sale		16,660
Loans and leases, net of unearned income	290,643
LESS: Allowance for loan and lease losses	3,625
Loans and leases, net of unearned income and allowance		287,018
Trading Assets		6,244
Premises and fixed assets (including capitalized leases)		4,282
Other real estate owned		946
Investments in unconsolidated subsidiaries and associated companies		458
Intangible assets
Goodwill		9,730
Other intangible assets		17,916
Other assets		25,506

Total assets		$467,861

LIABILITIES
Deposits:
In domestic offices		$273,931
Noninterest-bearing		71,910
Interest-bearing	202,021
In foreign offices, Edge and Agreement subsidiaries, and IBFs		69,787
Noninterest-bearing	9
Interest-bearing	69,778
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,049
Securities sold under agreements to repurchase		7,248

Dollar Amounts
In Millions
Trading liabilities	3,821
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	30,268
Subordinated notes and debentures	10,877
Other liabilities	16,108

Total liabilities	$426,089

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,877
Retained earnings	14,425
Accumulated other comprehensive income	893
Other equity capital components	0

Total equity capital	41,715

Total liabilities, minority interest, and equity capital	$467,861

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Michael Loughlin
John Stumpf                     Directors
Carrie Tolstedt